Exhibit 99.1

Republic First Bancorp, Inc. Reports First Quarter 2023 Financial Results

PHILADELPHIA, May 1, 2023 (GLOBE NEWSWIRE) – Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company” or “Republic”), the holding company for Republic First Bank d/b/a Republic Bank (the “Bank”), today reported financial results for the first quarter ended March 31, 2023.

“Our strong community banking brand, ingrained commitment to customers and focus on relationship banking have allowed us to largely maintain steady deposit levels amid a period of uncertainty and volatility in the banking sector,” said President and Chief Executive Officer Thomas X. Geisel. “We are highly focused on executing our strategy to restore profitability, improve capital levels and enhance shareholder value – and are seeing signs of progress as we move through the Company’s legacy headwinds. The results aren’t where we want them to be yet, but I am proud of our colleagues’ commitment to Republic’s customers and their ongoing efforts to weather the current environment and lay the foundation for a successful future.”

Key First Quarter 2023 Results

●

Reported loss attributable to common stockholders of $9.7 million, or $0.15 per diluted share, in the first quarter of 2023 included the pre-tax effect of a $3.1 million write-down of an investment in Signature Bank preferred securities, and $5.5 million in legal, professional, and audit fees due to strategic and shareholder matters and as legacy legal and reporting matters are addressed with enhanced processes, procedures and capabilities being established since new members of the leadership team joined the Company on December 22, 2022. Reported loss attributable to common stockholders for the fourth quarter of 2022 was $398,000, or $0.01 per diluted share, and net income available to common stockholders for the first quarter of 2022 was $5.4 million, or $0.08 per diluted share.

●	More than 76% of total deposits on March 31, 2023 were FDIC-insured or fully collateralized.
●

Even as deposit balances declined 2.7% during the first quarter, the number of deposit relationships with the bank increased by 5.2% in the period. Republic also grew deposit balances between March 31, 2023, and April 30, 2023.

●	The loan/deposit ratio of 64.4% remained relatively unchanged during the first quarter of 2023.
●

Cash and equivalents grew by 211.7% during the first three months of 2023 to $153.2 million at period end and total available liquidity, inclusive of cash and equivalents, unencumbered securities and borrowing capacity totaled $1.4 billion on March 31,2023.

●	The fair value of our available for sale and held to maturity investment portfolio improved $43.9 million, or 9.7%, from December 31, 2022.

“Today’s announcement is a critical milestone in our ongoing efforts to bring Republic current on its quarterly and annual filings with the Securities and Exchange Commission,” said Chief Financial Officer Michael W. Harrington. “We are pleased to provide shareholders with the Company’s results for the first three months of 2023, as well as comparisons to the fourth and first quarters of 2022, on a consolidated, unaudited basis. We’ve assembled a group of experienced financial institution professionals who are working diligently to complete our efforts to bring our financial reporting current as we work to improve profitability and enhance Republic’s liquidity and capital position.”

Additional Business Updates

●	Today’s announcement marks the first time Republic has published a quarterly financial results news release since January 2022, over one year ago.
●

On March 10, 2023, the Company announced a planned $125 million capital raise with the participation of affiliates of seasoned bank investor Castle Creek Capital and affiliates of existing shareholder Cohen Private Ventures, LLC.

●

On April 25, 2023, as a measure of prudent oversight and to preserve capital and liquidity, the Company’s Board of Directors determined to suspend the payment of dividends on its Perpetual Non-Cumulative, Convertible Preferred Stock and elected to defer payments of interest on its two issuances of outstanding Floating Rate Junior Subordinated Debt Securities Due 2037. The Board intends to re-evaluate the payment of such dividends and interest on a quarterly basis.

●

Republic enters May 2023 with newly added reciprocal deposit programs to expand its offering for current and potential customers while providing the Bank with an additional channel for core deposit gathering.

●

The Company plans to implement several next steps of the strategic plan in the second quarter of 2023, including meaningful business realignment and efficiency initiatives designed to improve profitability and refocus the Company on its core businesses.

●	Feedback from employees led to The Philadelphia Inquirer naming Republic a 2023 Top Workplace in the first quarter.
●

Republic recently received a 2023 Community Impact Award, from South Jersey Biz Magazine, which recognized the Bank for initiatives like Money Zone, its free financial literacy program for schools, as well as its participation in the Future Bankers & Financial Professionals camp and support for local nonprofit partners.

Results of Operations, Sequential Comparison

●

Net loss attributable to common stockholders was $9.7 million, or $0.15 per diluted share, in the first quarter of 2023, compared to $398,000, or $0.01 per diluted share in the fourth quarter of 2022. Compared to the linked quarter, net interest income decreased $8.9 million, non-interest income decreased $3.6 million, and non-interest expense increased $782,000, respectively. These items more than offset declines in the provision for credit losses and provision for income taxes of $321,000 and $3.7 million, respectively.

●

Net interest income was $24.0 million in the first quarter, decreasing $8.9 million from $32.9 million in the linked quarter, as higher yields and average balances of interest-earning assets were more than offset by higher funding costs and increased average balances of interest-bearing liabilities. Net interest margin was 1.62% in the first quarter, down 63 basis points from the linked quarter, reflecting pressure from higher interest rates, the inverted yield curve and intense industry-wide competition for deposits in the first three months of 2023.

Total interest income was $52.2 million in the first quarter, increasing $2.2 million from the linked quarter. Average total interest-earning assets were $5.99 billion in the first quarter, increasing $75.6 million from the linked quarter. The average yield on total interest-earning assets was 3.55% for the first quarter, increasing 15 basis points from the linked quarter.

Interest and fees earned on loans totaled $36.2 million in the first quarter, increasing $1.5 million from the linked quarter. Average loans receivable were $3.14 billion in the first quarter, increasing $52.3 million from the linked quarter. The average yield on loans receivable was 4.69% for the first quarter, increasing 17 basis points from the linked quarter.

Interest and dividends earned on investment securities totaled $15.4 million in the first quarter, increasing $292,000 from the linked quarter. Average securities and restricted stock was $2.76 billion in the first quarter, decreasing $15.4 million from the linked quarter. The average yield on investment securities and restricted stock was 2.27% for the first quarter, increasing eight basis points from the linked quarter.

Total interest expense was $28.2 million in the first quarter, increasing $11.2 million from the linked quarter. Average total interest-bearing liabilities for the first quarter were $4.54 billion, increasing $206.6 million from the linked quarter. The average rate paid on interest-bearing liabilities was 2.52% for the first quarter, increasing 95 basis points from the linked quarter.

Interest expense on deposits totaled $18.6 million in the first quarter, increasing $6.4 million from the linked quarter, the result of higher market rates driving demand from customers for better rates paid on deposits. Average interest-bearing deposits for the first quarter were $3.77 billion, decreasing $85.7 million from the linked quarter. The average rate paid on interest-bearing deposits was 2.00% for the first quarter, increasing 73 basis points from the linked quarter.

Interest expense on borrowings totaled $9.6 million in the first quarter, increasing $4.8 million from the linked quarter. Average borrowings for the first quarter were $771.1 million, increasing $292.4 million from the linked quarter. The average rate paid on borrowings was 5.05% for the first quarter, increasing 101 basis points from the linked quarter.

●

Non-interest income was $1.3 million in the first quarter, down $3.6 million from the linked quarter. The decline was primarily due to a $3.1 million write-down of the Company’s investment in preferred securities issued by Signature Bank. The change in non-interest income from the linked quarter also reflected decreases of $595,000, $275,000 and $164,000 in loan and servicing fees, mortgage banking income and gain on sales of SBA loans, respectively.

●

Non-interest expense was $37.2 million in the first quarter, increasing $782,000 from the linked quarter. Non-interest expense included $5.5 million of legal, audit, and other professional fees that were incurred as the Company continued to address strategic and shareholder matters and legacy legal and reporting matters in the first three months of 2023.

●

Provision for credit losses was $433,000 in the first quarter, increasing the allowance for credit losses $448,000 from the linked quarter, primarily due to continuing deteriorating forecasted economic conditions impacting management's expectations of future credit losses, and partly due to loan growth.

●	The Company recorded an income tax benefit of $3.3 million in the first quarter, a $3.7 million reduction from the linked quarter.

Results of Operations, Year-over-Year Comparison

●

Net loss attributable to common stockholders was $9.7 million, or $0.15 per diluted share, in the first quarter of 2023, compared to net income available to common stockholders of $5.4 million, or $0.08 per diluted share in the first quarter of 2022. Compared to the year-ago period, net interest income decreased $12.1 million, non-interest income decreased $3.1 million, and non-interest expense increased $5.0 million. These items more than offset a decline in the provision for income taxes of $5.5 million.

●

Net interest income was $24.0 million in the first quarter, decreasing $12.1 million from $36.1 million in the year-ago period, as higher yields and average balances of interest earning assets were more than offset by higher funding costs and higher average balance of interest-bearing liabilities. Net interest margin was 1.62% in the first quarter, down 107 basis points from the year-ago period, reflecting pressure from higher interest rates, the inverted yield curve and intense industry-wide competition for deposits in the first three months of 2023.

Total interest income was $52.2 million in the first quarter, increasing $12.7 million from the year-ago period. Average total interest-earning assets were $5.99 billion in the first quarter, increasing $515.6 million from the year-ago period. The average yield on total interest-earning assets was 3.55% for the first quarter, increasing 62 basis points from the year-ago period.

Interest and fees earned on loans and leases totaled $36.2 million in the first quarter, increasing $10.1 million from the year-ago period. Average loans receivable were $3.14 billion in the first quarter, increasing $621.9 million from the year-ago period. The average yield on loans receivable was 4.69% for the first quarter, increasing 47 basis points from the year-ago period.

Interest and dividends earned on investment securities totaled $15.4 million in the first quarter, increasing $2.1 million from the year-ago period. Average securities and restricted stock were $2.76 billion in the first quarter, decreasing $53.1 million from the year-ago period. The average yield on investment securities and restricted stock was 2.27% for the first quarter, increasing 34 basis points from the year-ago period.

Total interest expense was $28.2 million in the first quarter, increasing $24.9 million from the year-ago period. Average total deposits and other borrowings for the first quarter were $4.54 billion, increasing $639.1 million from the year-ago period. The average rate paid on interest-bearing liabilities was 2.52% for the first quarter, increasing 218 basis points from the year-ago period.

Interest expense on borrowings totaled $9.6 million in the first quarter, increasing $9.5 million from the year-ago period. Average borrowings for the first quarter were $771.1 million, increasing $759.1 million from the year-ago period. The average rate paid on borrowings was 5.05% for the first quarter, increasing 311 basis points from the year-ago period.

Interest expense on deposits totaled $18.6 million in the first quarter, increasing $15.3 million from the year-ago period. Average interest-bearing deposits for the first quarter were $3.77 billion, decreasing $120.1 million from the year-ago period. The average rate paid on interest-bearing deposits was 2.00% for the first quarter, increasing 164 basis points from the year-ago period.

●

Non-interest income was $1.3 million in the first quarter, down $3.1 million from the year ago period. The decline was primarily due to a $3.1 million write-down of the Company’s investment in preferred securities issued by Signature Bank. The change in non-interest income from the year-ago period also reflected decreases of $904,000, $337,000 and $319,000 in mortgage banking income gain on sales of SBA loans and loan and servicing fees, respectively.

●

Non-interest expense was $37.2 million in the first quarter, an increase of $5.0 million from the year-ago period. Non-interest expense included $5.5 million in legal, audit, and other professional fees as the Company continued to address strategic and shareholder matters and legacy legal and reporting matters in the first three months of 2023.

●

Provision for credit losses was $443,000 in the first quarter, up $515,000 from a credit to provision in the year-ago period, due to continuing deteriorating forecasted economic conditions impacting management's expectations of future credit losses.

●	The Company recorded an income tax benefit of $3.3 million in the first quarter, a $5.5 million reduction from the year-ago period.

Financial Condition, March 31, 2023

●

Total assets were $6.16 billion on March 31, 2023, increasing $108.5 million from December 31, 2022, primarily driven by a $104.1 million increase in cash and equivalents due to excess cash from other borrowings.

●

Available for sale investment securities were $899.2 million on March 31, 2023. Unrealized losses on available for sale investment securities were $154.3 million as of March 31, 2023, an improvement of $17.8 million from December 31, 2022.

●

Held to maturity investment securities were $1.63 billion on March 31, 2023. Unrealized losses on held to maturity investment securities were $253.8 million as of March 31, 2023, an improvement of $26.1 million from December 31, 2022.

●

Total loans were $3.14 billion on March 31, 2023 increasing $6.2 million from December 31, 2022, as growth in construction and land development loans and owner-occupied real estate was offset by declines in balances in commercial and industrial loans and other lending categories.

●

The allowance for credit losses was $26.5 million on March 31, 2023 increasing $448,000 from December 31, 2022. The change in allowance for credit losses was primarily attributed to the degradation in forecasted economic conditions impacting management’s expectation of future credit losses. The Company also had net recoveries of $8,000 for the quarter ended March 31, 2023.

●

Total deposits were $4.88 billion on March 31, 2023, decreasing $134.7 million from December 31, 2022. The decrease reflected $79.2 million, $125.5 million and $83.2 million reductions in non-interest bearing demand deposits, interest-bearing demand deposits and money market and savings accounts, respectively, more than offsetting a $153.2 million increase in time deposits. More than 76% of total deposits on March 31, 2023 were FDIC insured or fully collateralized. Deposits, net of fully collateralized public funds, were $3.19 billion on March 31, 2023, of which 60% were FDIC insured.

●

Borrowings of $981.3 million on March 31, 2023, which included $645 million from the Federal Home Loan Bank, $325 million from the Federal Reserve and $11.3 million of subordinated debt, increased $242.8 million from December 31, 2022.

●

The capital ratios for the Bank and the Company, as of March 31, 2023, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.”

About Republic First Bancorp, Inc.

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank offers a variety of banking services to individuals and businesses throughout the Greater Philadelphia, Southern New Jersey, and New York City markets through its offices and branch locations in Philadelphia, Montgomery, Delaware and Bucks in Pennsylvania, Camden, Burlington, Atlantic and Gloucester, New Jersey and New York County. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release may contain “forward-looking statements,” which are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the impact of the COVID-19 pandemic on our business and results of operation; geopolitical conflict and inflationary pressures including Federal Reserve interest rate hikes; the effect of potential recessionary conditions; the adequacy of our allowance for credit losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans; inflation; changes to our primary service area; changes in interest rates; our ability to identify, negotiate, secure and develop new branch locations and renew, modify, or terminate leases or dispose of properties for existing branch locations effectively; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; our securities portfolio and the valuation of our securities; change in accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; our ability to regain compliance with Nasdaq Listing Rules 5250(c)(1) and 5620(a); the failure to maintain current technologies; failure to attract or retain key employees; our ability to access cost-effective funding; fluctuations in real estate values; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services. You should carefully review the risk factors described in the Annual Report on Form 10-K for the year ended December 31, 2021, and other documents we file from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by us pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us, except as may be required by applicable law or regulations.

Contact:

Longacre Square Partners

Joe Germani / David Reingold

frbk@longacresquare.com

Republic First Bancorp, Inc.
Summary Financial Information (UNAUDITED)
(dollars in thousands, except per share data)

	As of or for the Three Months Ended
Consolidated Balance Sheet (selected items)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Cash and cash equivalents	$153,234	$49,167	$52,452	$86,156	$101,457
Investment securities	2,529,469	2,527,335	2,561,897	2,711,757	2,765,965
Equity securities	13	6,019	6,627	6,793	7,888
Restricted stock	34,327	34,245	21,907	15,528	3,135
Loans receivable	3,139,418	3,132,967	3,060,852	2,750,683	2,557,167
Allowance for credit losses	(26,520)	(26,072)	(25,255)	(20,997)	(23,156)
Premises and equipment, net	134,553	134,747	130,902	130,498	129,607
Other assets	192,306	189,911	189,872	175,187	158,402
Total assets	$6,156,800	$6,048,319	$5,999,254	$5,855,605	$5,700,465

Deposits - interest-bearing	$3,667,977	$3,723,543	$3,833,524	$3,787,367	$3,905,782
Deposits - non-interest-bearing	1,210,262	1,289,420	1,418,060	1,425,659	1,404,454
Other borrowings	970,000	727,200	442,500	292,500	-
Subordinated debt	11,286	11,284	11,282	11,281	11,279
Other liabilities	100,480	104,123	104,430	105,657	103,214
Total liabilities	5,960,005	5,855,570	5,809,796	5,622,464	5,424,729
Total shareholders' equity	196,795	192,749	189,458	233,141	275,736
Total liabilities and shareholders' equity	$6,156,800	$6,048,319	$5,999,254	$5,855,605	$5,700,465

Average Balance Sheet (selected items)
Federal funds sold and other interest earning assets	$84,228	$45,580	$46,073	$96,632	$137,533
Investment securities and restricted stock	2,763,904	2,779,268	2,837,891	2,899,551	2,816,956
Loans receivable	3,138,633	3,086,339	2,894,473	2,625,902	2,516,719
Total interest-earning assets	5,986,765	5,911,187	5,778,437	5,622,085	5,471,208
Other assets	102,259	92,565	142,619	162,382	221,835
Total assets	$6,089,024	$6,003,752	$5,921,056	$5,784,467	$5,693,043

Total interest-bearing deposits	$3,768,095	$3,853,821	$3,830,688	$2,419,113	$3,888,181
Other borrowings	771,076	478,730	345,758	69,224	11,938
Total interest-bearing liabilities	4,539,171	4,332,551	4,176,446	4,026,262	3,900,119
Total non-interest bearing deposits	1,248,426	1,380,744	1,398,086	1,400,644	1,378,400
Non-interest bearing other liabilities	106,506	106,010	119,131	105,816	110,416
Shareholders' equity	194,921	184,447	227,393	251,745	304,108
Total liabilities and shareholders' equity	$6,089,024	$6,003,752	$5,921,056	$5,784,467	$5,693,043

Consolidated Income Statement (selected items)
Net interest income	$23,993	$32,935	$37,999	$38,400	$36,140
Provision for credit losses	443	764	3,998	830	(72)
Noninterest income	1,269	4,892	5,742	4,873	4,347
Noninterest expense	37,215	36,433	37,714	37,250	32,195
Net income before tax	(12,396)	630	2,029	5,193	8,364
Provision for income taxes	(3,320)	384	476	1,200	2,129
Net (loss) income	$(9,076)	$246	$1,553	$3,993	$6,235
Preferred stock dividends	644	644	644	644	866
Net (loss) income attributable to common shareholders	$(9,720)	$(398)	$909	$3,349	$5,369
Basic earnings per common share	$(0.15)	$(0.01)	$0.01	$0.05	$0.09
Diluted earnings per common share	$(0.15)	$(0.01)	$0.01	$0.05	$0.08

Profitability Indicators
Return on average assets (annualized)	(0.64%)	(0.03%)	0.06%	0.23%	0.38%
Return on average equity (annualized)	(19.95%)	(0.86%)	1.60%	5.32%	7.06%
Tax-equivalent net interest margin	1.62%	2.25%	2.63%	2.76%	2.69%
Efficiency ratio	147.32%	96.31%	86.22%	86.08%	79.52%

Share Data
Closing share price	$1.36	$2.15	$2.83	$3.81	$5.16
Book value per common share	$2.53	$2.47	$2.42	$3.11	$3.78
Price / book value	54.0%	87.0%	117.0%	123.0%	137.0%
Weighted average diluted shares outstanding	76,126,478	76,106,537	76,109,691	76,545,952	75,180,067
Shares outstanding, end of period	63,867,092	63,814,001	63,787,064	63,755,960	63,739,566

Republic First Bancorp, Inc.
Summary Financial Information (Continued) (UNAUDITED)
(dollars in thousands, except per share data)

	As of or for the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Capital Ratios
Republic First Bancorp, Inc ("Company")
Total risk based capital	10.42%	10.62%
Tier one risk based capital	9.67%	9.89%
CET 1 risk based capital	8.36%	8.59%
Tier one leveraged capital	5.45%	5.64%

Republic First Bank ("Republic")
Total risk based capital	10.19%	10.34%
Tier one risk based capital	9.43%	9.61%
CET 1 risk based capital	9.43%	9.61%
Tier one leveraged capital	5.30%	5.47%

Asset Quality Indicators
Net loan charge-offs (recoveries) ("NCO"s)	$(8)	$(37)	$(359)	$3,007	$50
Loans risk-rated special mention	877	881	887	232	234
Total risk-rated substandard	21,269	22,059	19,347	20,274	18,292
Total criticized loans	$22,146	$22,940	$20,234	$20,506	$18,526

Nonperforming loans ("NPL"s)	$18,592	$17,191	$15,450	$14,540	$12,426
Other real estate owned ("OREO")	554	875	876	230	360
Total nonperforming assets ("NPA"s)	$19,146	$18,066	$16,326	$14,770	$12,786

Loans 30 to 59 days past due	$6,160	$6,354	$11,795	$13,602	$7,588
Loans 60 to 89 days past due	123	1,178	3,307	2	2,825
Loans 90 or more days past due	18,592	17,191	15,450	14,540	12,424
Total delinquent loans	$24,875	$24,723	$30,552	$28,144	$22,837

Delinquent loans to total loans	0.79%	0.79%	1.00%	1.02%	0.89%
NCOs to average loans (annualized)	0.00%	0.00%	-0.05%	0.46%	0.01%
NPLs to total loans	0.59%	0.55%	0.50%	0.53%	0.49%
NPAs to total loans	0.61%	0.58%	0.53%	0.54%	0.50%
NPAs to total assets	0.31%	0.30%	0.27%	0.25%	0.22%
ACL to NPLs	143%	152%	163%	144%	186%
ACL to classified loans	125%	118%	131%	104%	127%
ACL to total loans	0.84%	0.83%	0.83%	0.76%	0.91%

Republic First Bancorp, Inc.
Consolidating Balance Sheet (UNAUDITED)
(dollars in thousands, except per share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
ASSETS:
Cash and Due From Banks	$11,778	$13,736	$15,670	$16,423	$15,231
Interest bearing deposits with banks	141,456	35,431	36,782	69,733	86,226
Cash and cash equivalents	153,234	49,167	52,452	86,156	101,457
Investment securiites AFS, at fair value	899,225	897,980	999,521	1,111,672	1,116,109
Investment securities HTM, at amortized cost	1,630,244	1,629,355	1,562,376	1,600,085	1,649,856
Equity securities	13	6,019	6,627	6,793	7,888
Restricted Stock, at cost	34,327	34,245	21,907	15,528	3,135
Mortgage loans held for sale, at fair value	2,294	3,590	6,038	5,670	4,653
Other loans held for sale	9,412	4,249	4,785	4,759	4,488
Loans receivable (net of ACL)	3,112,898	3,106,895	3,035,597	2,729,686	2,534,011
Premises and equipment, net	134,553	134,747	130,902	130,498	129,607
Other real estate owned, net	554	875	876	230	360
Accrued interest receivable	21,275	19,748	18,783	16,381	16,014
Operating lease right-of-use asset	70,099	71,453	73,135	75,271	76,454
Other assets	88,672	89,996	86,255	72,876	56,433
TOTAL ASSETS	$6,156,800	$6,048,319	$5,999,254	$5,855,605	$5,700,465

LIABILITIES & SHAREHOLDERS' EQUITY:
Liabilities:
Deposits
Demand (Non-interest Bearing)	$1,210,262	$1,289,420	$1,418,060	$1,425,659	$1,404,454
Demand (Interest Bearing)	2,344,256	2,469,761	2,497,761	2,294,931	2,352,205
Money market and savings	1,066,786	1,149,995	1,217,580	1,342,883	1,363,484
Time deposits	256,935	103,787	118,183	149,553	190,093
Total deposits	4,878,239	5,012,963	5,251,584	5,213,026	5,310,236
Other borrowings	970,000	727,200	442,500	292,500	-
Subordinated debt	11,286	11,284	11,282	11,281	11,279
Accrued interest payable	1,405	650	401	498	563
Operating lease liability	76,071	77,031	79,620	81,700	82,824
Other liabilities	23,004	26,442	24,409	23,459	19,827
TOTAL LIABILITIES:	5,960,005	5,855,570	5,809,796	5,622,464	5,424,729

Preferred Stock	15	15	15	15	15
Common Stock	645	643	643	643	643
Additional paid in capital	326,955	326,931	326,549	326,031	325,479
Retained earnings	9,484	19,203	19,601	18,692	15,343
Treasury Stock at cost	(3,725)	(3,725)	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	-	-	(183)	(183)	(183)
Accumulated other comprehensive loss	(136,579)	(150,318)	(153,442)	(108,332)	(61,836)
Total Shareholders' Equity	196,795	192,749	189,458	233,141	275,736

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY:	$6,156,800	$6,048,319	$5,999,254	$5,855,605	$5,700,465

Republic First Bancorp, Inc.
Supplemental Balance Sheet Information (UNAUDITED)
(dollars in thousands, except for share data)

	As of or For the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total loans:
Commercial real estate	$895,403	$918,545	$915,494	$827,720	$771,549
Construction and land development	303,549	256,528	226,627	212,436	234,217
Commercial and industrial	288,920	301,410	303,518	310,783	289,547
Owner occupied real estate	569,706	565,327	557,496	552,723	534,710
Consumer and other	86,972	91,186	95,618	81,140	78,374
Residential mortgage	992,113	996,707	954,679	739,768	590,337
Paycheck protection program	5,628	6,412	10,787	29,824	63,334
Total loans receivable	3,142,291	3,136,115	3,064,219	2,754,394	2,562,068
Deferred costs (fees)	(2,873)	(3,148)	(3,367)	(3,711)	(4,901)
Allowance for credit losses	(26,520)	(26,072)	(25,255)	(20,997)	(23,156)
Net loans receivable	$3,112,898	$3,106,895	$3,035,597	$2,729,686	$2,534,011

Non-Performing Loans:
Commercial real estate	$1,304	$1,334	$600	$825	$4,493
Construction and land development	8,961	8,997	9,052	9,128	-
Commercial and industrial	2,129	1,293	304	305	2,468
Owner occupied real estate	3,114	2,746	2,759	3,225	3,710
Consumer and other	1,373	1,383	815	1,044	1,052
Residential mortgage	287	-	-	-	701
Paycheck protection program	1,424	1,438	1,920	13	-
Total non-performing loans	$18,592	$17,191	$15,450	$14,540	$12,424

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$-	$-	$(215)	$621	$-
Construction and land development	-	-	-	-	-
Commercial and industrial	-	(29)	(149)	2,154	(10)
Owner occupied real estate	-	-	-	197	(7)
Consumer and other	(8)	(8)	5	35	67
Residential mortgage	-	-	-	-	-
Paycheck protection program	-	-	-	-	-
Total net loan charge-offs (recoveries)	$(8)	$(37)	$(359)	$3,007	$50

Investment securities available for sale at fair value
U.S. Government agencies	$16,213	$17,021	$18,395	$20,051	$21,536
Collateralized mortgage obligations	316,538	312,988	321,015	350,776	354,341
Agency mortgage-backed securities	414,332	413,706	416,022	484,760	495,122
Municipal securities	48,973	47,523	45,773	48,618	21,837
Corporate bonds	103,169	106,742	198,316	207,467	223,273
Total investment securities available for sale, at fair value	$899,225	$897,980	$999,521	$1,111,672	$1,116,109

Unrealized gain (loss) on investment securities available for sale
U.S. Government agencies	$(1,045)	$(1,467)	$(1,411)	$(939)	$(1,483)
Collateralized mortgage obligations	(59,918)	(68,291)	(67,004)	(45,387)	(26,475)
Agency mortgage-backed securities	(82,924)	(89,973)	(94,247)	(67,559)	(36,899)
Municipal securities	(2,934)	(4,498)	(6,355)	(3,673)	(1,417)
Corporate bonds	(7,481)	(7,911)	(34,526)	(25,366)	(14,138)
Total unrealized gain (loss) on investment securities available for sale	$(154,302)	$(172,140)	$(203,543)	$(142,924)	$(80,412)

Investment securities held to maturity, at amortized cost
U.S. Government agencies	$47,975	$50,408	$52,788	$56,226	$61,072
Collateralized mortgage obligations	363,389	363,733	374,421	385,744	402,478
Agency mortgage-backed securities	1,122,559	1,126,111	1,135,167	1,158,115	1,186,306
Municipal securities	6,551	-	-	-	-
Corporate bonds	89,770	89,103
Total investment securities held to maturity, at amortized cost	$1,630,244	$1,629,355	$1,562,376	$1,600,085	$1,649,856

Unrealized gain (loss) on investment securities held to maturity
U.S. Government agencies	$(3,608)	$(4,417)	$(4,764)	$(3,012)	$(1,631)
Collateralized mortgage obligations	(58,181)	(66,232)	(67,557)	(36,989)	(23,898)
Agency mortgage-backed securities	(196,310)	(209,762)	(222,509)	(160,039)	(92,916)
Municipal securities	(16)	-	-	-	-
Corporate bonds	4,357	551	-	-	-
Total unrealized gain (loss) on investment securities held to maturity	$(253,758)	$(279,860)	$(294,830)	$(200,040)	$(118,445)

Deposits
Demand – non-interest bearing	$1,210,262	$1,289,420	$1,418,060	$1,425,659	$1,404,454
Demand – interest bearing	2,344,256	2,469,761	2,497,761	2,294,931	2,352,205
Money market and savings	1,066,786	1,149,995	1,217,580	1,342,883	1,363,484
Time Deposits	256,935	103,787	118,183	149,553	190,093
Total deposits	$4,878,239	$5,012,963	$5,251,584	$5,213,026	$5,310,236

Republic First Bancorp, Inc.
Consolidating Income Statement (UNAUDITED)
(dollars in thousands, except for share data)

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Interest income:
Interest and fees on taxable loans	$35,557	$34,060	$30,653	$26,994	$25,657
Interest and fees on tax-exempt loans	612	615	605	557	411
Interest and dividends on taxable investment securities	14,990	14,730	14,304	14,248	13,197
Interest and dividends on tax-exempt investment securities	424	392	392	340	143
Interest on federal funds sold and other interest-earning assets	581	143	54	85	40
Total interest income	52,164	49,940	46,008	42,224	39,448
Interest expense
Demand- interest bearing	13,912	9,831	4,798	2,528	2,210
Money market and savings	3,643	2,234	845	779	795
Time deposits	1,023	119	139	222	246
Other borrowings	9,593	4,821	2,227	295	57
Total interest expense	28,171	17,005	8,009	3,824	3,308
Net interest income	23,993	32,935	37,999	38,400	36,140
Provision for credit losses	443	764	3,998	830	(72)
Net interest income after provision for credit losses	23,550	32,171	34,001	37,570	36,212
Non-interest income
Loan and servicing fees	176	771	311	694	495
Mortgage banking income	211	486	844	888	1,115
Gain on sales of SBA loans	190	354	502	684	527
Service fees on deposit accounts	3,268	3,473	3,668	3,108	3,467
Net (loss) gain on sale or call of investment securities	-	-	(46)	-	-
Other non-interest (loss) income	(2,576)	(192)	463	(501)	(1,257)
Total non-interest income	1,269	4,892	5,742	4,873	4,347
Non-interest expenses:
Salaries and employee benefits	14,973	14,527	16,276	16,349	14,532
Occupancy	3,886	3,990	3,982	3,468	3,932
Depreciation and amortization	2,524	2,349	2,193	2,149	2,113
Legal	3,483	4,672	3,617	6,322	1,004
Other real estate owned	450	241	317	(111)	203
Appraisal and other loan expenses	719	693	428	54	333
Advertising	202	326	231	233	211
Data processing	1,323	2,284	1,574	1,136	2,899
Insurance	517	542	179	169	312
Professional fees	3,694	1,313	1,875	1,055	965
Debit card processing	929	905	991	906	826
Regulatory assessments and costs	1,299	1,390	1,101	1,077	1,112
Taxes, other	523	(964)	757	790	524
Other operating expenses	2,693	4,165	4,193	3,653	3,229
Total non-interest expense	37,215	36,433	37,714	37,250	32,195
Income (loss) before provision (benefit) for income taxes	(12,396)	630	2,029	5,193	8,364
Provision (benefit) for income taxes	(3,320)	384	476	1,200	2,129
Net (loss) income	$(9,076)	$246	$1,553	$3,993	$6,235
Preferred stock dividends	644	644	644	644	866
Net (loss) income available to common shareholders	$(9,720)	$(398)	$909	$3,349	$5,369
Net (loss) income per share
Basic earnings per common share	$(0.15)	$(0.01)	$0.01	$0.05	$0.09
Diluted earnings per common share	$(0.15)	$(0.01)	$0.01	$0.05	$0.08

Republic First Bancorp, Inc.
Average Balance Sheet (UNAUDITED)
(dollars in thousands, except for share data)

	For the Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid (a)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid (a)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid (a)
Interest-earning assets:
Federal funds sold and other interest-earning assets	$84,228	$581	2.80%	$45,580	$143	1.26%	$137,533	$40	0.12%
Investment securities and restricted stock	2,763,904	15,503	2.27%	2,779,268	15,204	2.19%	2,816,956	13,378	1.93%
Loans receivable	3,138,633	36,296	4.69%	3,086,339	34,804	4.52%	2,516,719	26,177	4.22%
Total interest-earning assets	5,986,765	52,380	3.55%	5,911,187	50,151	3.40%	5,471,208	39,595	2.93%
Other assets	102,259			92,565			221,835
Total assets	$6,089,024			$6,003,752			$5,693,043

Interest-bearing liabilities:
Demand deposits - interest bearing	$2,486,972	$13,912	2.27%	$2,531,899	$9,831	1.56%	$2,326,808	$2,210	0.39%
Money market & savings deposits	1,105,981	3,643	1.34%	1,212,798	2,234	0.74%	1,365,857	795	0.24%
Time deposits	175,142	1,023	2.37%	109,124	119	0.44%	195,516	246	0.51%
Total interest-bearing deposits	3,768,095	18,578	2.00%	3,853,821	12,184	1.27%	3,888,181	3,251	0.34%
Other borrowings	771,076	9,593	5.05%	478,730	4,821	4.04%	11,938	57	1.94%
Total interest-bearing liabilities	$4,539,171	$28,171	2.52%	$4,332,551	$17,005	1.57%	$3,900,119	$3,308	0.34%
Demand deposits - non-interest bearing	$1,248,426			$1,380,744			$1,378,400
Non interest-bearing other liabilities	106,506			106,010			110,416
Shareholders' equity	194,921			184,447			304,108
Total liabilities and shareholders' equity	$6,089,024			$6,003,752			$5,693,043
Net interest income		$24,209			$33,146			$36,287
Net interest spread			1.03%			1.83%			2.59%
Net interest margin			1.62%			2.25%			2.69%

(a) Computed on a fully tax-equivalent basis using a federal tax rate of 21%.